Exhibit 99.1

Media Relations Contact:
Brian Ziel (408.658.1540)
brian.ziel@seagate.com

Investor Relations Contact:

Rod Cooper (408.658.1099)

rod.j.cooper@seagate.com

SEAGATE TECHNOLOGY REPORTS FISCAL FOURTH QUARTER
AND YEAR-END 2011 FINANCIAL RESULTS

Demand for disk drive storage continues to grow as quarterly shipments reach a record 52 million units and fiscal year shipments increase to a record 199 million units

CUPERTINO, CA — July 20, 2011 — Seagate Technology plc (NASDAQ: STX) today reported financial results for the quarter ended July 1, 2011. The company shipped 52 million disk drives and reported revenue of $2.9 billion, gross margin of 19.3%, net income of $119 million and diluted earnings per share of $0.27. On a non-GAAP basis, which excludes the net impact of restructuring, write-down of an equity investment, gain on the sale of one of its facilities, and expenses related to the previously announced transaction with Samsung, Seagate reported net income of $126 million and diluted earnings per share of $0.28 for the quarter ended July 1, 2011.

For the fiscal year ended July 1, 2011, the company reported revenue of $11.0 billion, gross margin of 19.6%, net income of $511 million and diluted earnings per share of $1.09. On a non-GAAP basis, which excludes the net impact of loss on redemption of debt, purchased intangibles amortization, restructuring, write-down of an equity investment, gain on the sale of one of its facilities, expenses related to the previously announced transaction with Samsung and tax adjustments related to prior fiscal years, Seagate reported net income of $578 million and diluted earnings per share of $1.24. Additionally, Seagate returned $77 million to shareholders in the form of a dividend and repurchased $822 million of Seagate ordinary shares.

“Seagate and the industry are benefitting from the significant demand for storage related to new applications and architectures associated with mobile and connected devices,” said Steve Luczo, Seagate chairman, president and CEO. “Because hard disk drive storage is a fundamental technology for cloud service providers, data centers and all other network-based content providers, total industry demand grew almost 40% in fiscal year 2011 to 330 million terabytes. For the June quarter, Seagate’s average capacity per drive shipped grew to

Seagate Technology Reports Fiscal Fourth Quarter and Year-End 2011 Results

approximately 590GB an increase of 39% year-over-year. As more online content and services become available to billions of connected mobile devices, we expect demand for storage capacity to continue to grow and Seagate to benefit from this growth.”

For reconciliation of non-GAAP to GAAP results, see accompanying financial tables.

Investor Communications

Seagate will hold a conference call to review its fourth fiscal quarter and year-end results today at 2:00 p.m. Pacific Time. The conference call will consist of opening comments from Steve Luczo, CEO, followed by a question and answer session with the executive management team. During today’s conference call, the company will provide an outlook for its first fiscal quarter of 2012, including key underlying assumptions.

Seagate has issued a Supplemental Commentary document. The Supplemental Commentary will not be read during today’s call, but rather it is available in the investor relations section of seagate.com.

Dividend

The Board of Directors has approved a quarterly cash dividend of $0.18 per share which will be payable on August 26, 2011 to shareholders of record as of the close of business on August 5, 2011. The payment of any future quarterly dividends will be at the discretion of the Board and will be dependent upon Seagate’s financial position, results of operations, available cash, cash flow, capital requirements and other factors deemed relevant by the Board.

Conference Call

The conference call can be accessed online at http://www.seagate.com/investors or by telephone as follows:

USA:  (866) 356-3377

International:  (617) 597-5392

Participant Passcode:  85406145

Replay

A replay will be available beginning today at approximately 6:00 p.m. Pacific Time. The replay can be accessed from seagate.com.

About Seagate

Seagate is the world leader in hard disk drives and storage solutions. Learn more at seagate.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used, the words “anticipates”, “believes”, “expects”, “may”, “should” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are based on information available to the Company as of the date of this press release. Current expectations, forecasts and assumptions involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control. In particular, global economic conditions may pose a risk to the Company’s operating and financial performance. Such risks and uncertainties also include the impact of variable demand; dependence on the Company’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disk drive products with lower cost structures; the impact of competitive product announcements; and the Company’s ability to achieve projected cost savings. Information concerning risks, uncertainties and other factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the Company’s Annual Report on Form 10-K, Form 10-K/A and Quarterly Reports on Form 10-Q as filed with the U.S. Securities and Exchange Commission on August 20, 2010, October 6, 2010, November 3, 2010, February 3, 2011 and May 3, 2011, respectively, which statements are incorporated into this press release by reference. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	July 1, 2011	July 2, 2010 (a)
ASSETS
Current assets:
Cash and cash equivalents	$2,677	$2,263
Short-term investments	474	252
Restricted cash and investments	102	114
Accounts receivable, net	1,495	1,400
Inventories	872	757
Deferred income taxes	99	118
Other current assets	706	514
Total current assets	6,425	5,418

Property, equipment and leasehold improvements, net	2,245	2,263
Deferred income taxes	374	395
Other assets, net	181	171
Total assets	$9,225	$8,247

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,063	$1,780
Accrued employee compensation	199	263
Accrued warranty	189	189
Accrued expenses	438	422
Accrued income taxes	14	14
Current portion of long-term debt	560	329
Total current liabilities	3,463	2,997

Long-term accrued warranty	159	183
Long-term accrued income taxes	67	59
Other non-current liabilities	121	111
Long-term debt, less current portion	2,952	2,173
Total liabilities	6,762	5,523

Shareholders’ equity:
Total shareholders’ equity	2,463	2,724
Total liabilities and shareholders’ equity	$9,225	$8,247

(a) The information in this column was derived from the Company’s audited Consolidated Balance Sheet as of July 2, 2010.

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	For the Three Months Ended		For the Fiscal Years Ended
	July 1, 2011	July 2, 2010	July 1, 2011	July 2, 2010

Revenue	$2,859	$2,656	$10,971	$11,395
Cost of revenue	2,308	1,928	8,825	8,191
Product development	229	219	875	877
Marketing and administrative	128	115	445	437
Amortization of intangibles	—	4	2	27
Restructuring and other, net	4	16	18	66
Impairment of goodwill and other long-lived assets, net of recoveries	—	(6)	—	57
Total operating expenses	2,669	2,276	10,165	9,655
Income from operations	190	380	806	1,740

Interest income	1	2	7	6
Interest expense	(63)	(46)	(214)	(174)
Other, net	1	4	(20)	(3)
Other expense, net	(61)	(40)	(227)	(171)
Income before income taxes	129	340	579	1,569
Provision for (benefit from) income taxes	10	(39)	68	(40)
Net income	$119	$379	$511	$1,609
Net income per share:
Basic	$0.28	$0.79	$1.13	$3.28
Diluted	0.27	0.76	1.09	3.14
Number of shares used in per share calculations:
Basic	427	479	451	491
Diluted	444	500	467	514

Dividends declared per share	$0.18	$—	$0.18	$—

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	For the Fiscal Years Ended
	July 1, 2011	July 2, 2010
OPERATING ACTIVITIES
Net income	$511	$1,609
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	754	780
Share-based compensation	51	57
Loss on redemption of debt	26	—
Gain on sale of property and equipment	(23)	(4)
Impairment of other long-lived assets, net of recoveries	—	57
Deferred income taxes	46	(36)
Other non-cash operating activities, net	15	38

Changes in operating assets and liabilities:
Accounts receivable, net	(95)	(367)
Inventories	(115)	(170)
Accounts payable	386	2
Accrued employee compensation	(64)	119
Accrued expenses, income taxes and warranty	(28)	(169)
Other assets and liabilities	(200)	16
Net cash provided by operating activities	1,264	1,932

INVESTING ACTIVITIES
Acquisition of property, equipment and leasehold improvements	(843)	(639)
Proceeds from the sale of property and equipment	77	21
Purchases of short-term investments	(487)	(373)
Sales of short-term investments	159	119
Maturities of short-term investments	101	114
Change in restricted cash and investments	14	15
Other investing activities, net	(2)	(9)
Net cash used in investing activities	(981)	(752)

FINANCING ACTIVITIES
Proceeds from short-term borrowings	—	15
Repayment of short-term borrowings	—	(365)
Repayments of long-term debt and capital lease obligations	(377)	(462)
Net proceeds from issuance of long-term debt	1,324	587
Repurchases of ordinary shares	(822)	(584)
Change in restricted cash and investments	2	379
Proceeds from issuance of ordinary shares under employee stock plans	83	86
Dividends to shareholders	(74)	—
Other financing activities, net	(5)	—
Net cash provided by (used in) financing activities	131	(344)

Increase in cash and cash equivalents	414	836
Cash and cash equivalents at the beginning of the year	2,263	1,427
Cash and cash equivalents at the end of the year	$2,677	$2,263

Use of non-GAAP financial information

To supplement the condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), the Company provides non-GAAP measures of net income and diluted net income per share, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP financial measures are provided to enhance the user’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude certain expenses, gains and losses that the Company believes are not indicative of its core operating results and because it is consistent with the financial models and estimates published by financial analysts who follow the Company.

These non-GAAP results are some of the primary measurements management uses to assess the Company’s performance, allocate resources and plan for future periods. Reported non-GAAP results should only be considered as supplemental to results prepared in accordance with GAAP, and not considered as a substitute for, or superior to, GAAP results. These non-GAAP measures may differ from the non-GAAP measures reported by other companies in the Company’s industry.

SEAGATE TECHNOLOGY PLC

ADJUSTMENTS TO GAAP NET INCOME AND DILUTED NET INCOME PER SHARE

(In millions, except per share amounts)

(Unaudited)

		For the Three Months Ended July 1, 2011	For the Fiscal Year Ended July 1, 2011

GAAP net income		$119	$511
Non-GAAP adjustments:
Loss on redemption of debt	(A)	—	26
Restructuring charges	(B)	4	18
Amortization of purchased intangible assets	(C)	—	6
Acquisition costs	(D)	13	13
Gain on the sale of a facility	(E)	(15)	(15)
Write-down of investment in equity securities	(F)	5	5
Adjustments for income taxes	(G)	—	14

Non-GAAP net income		$126	$578

Diluted net income per share:
GAAP		$0.27	$1.09

Non-GAAP		$0.28	$1.24

Shares used in diluted net income per share calculation:		444	467

(A)  The fiscal year ended July 1, 2011, included a loss upon the partial redemption of the Company’s 10.00% Senior Secured Second-Priority Notes due 2014, the loss upon redemption of its 5.75% Subordinated Debentures due March 2012 and its 2.375% Convertible Senior Notes due August 2012.

(B)  For the three months and fiscal year ended July 1, 2011, the Company recorded restructuring charges associated with previously announced restructuring activities.

(C)  The fiscal year ended July 1, 2011, amortization of purchased intangible assets acquired in acquisitions was allocated as follows:

	For the Three Months Ended July 1, 2011	For the Fiscal Year Ended July 1, 2011

Cost of revenue	$—	$4
Amortization of intangibles	—	2

Total amortization of purchased intangible assets	$—	$6

(D)  For the three months and fiscal year ended July 1, 2011, the Company recorded costs associated with the pending acquisition of certain assets of Samsung Electronics Co., Ltd.

(E)   To exclude the gain on the sale of a facility, which was allocated as follows:

	For the Three Months Ended July 1, 2011	For the Fiscal Year Ended July 1, 2011

Cost of revenue	$(13)	$(13)
Operating expense	(2)	(2)

Total gain on the sale of a facility	$(15)	$(15)

(F)   For the three months and fiscal year ended July 1, 2011, the Company recorded a write-down of investment in equity securities.

(G)  To exclude the tax effects, where applicable, of adjustments to GAAP net income. In the fiscal year ended July 1, 2011, the Company recorded discrete tax charges of approximately $14 million primarily as a result of information obtained during the March quarter related to ongoing negotiations with non-U.S. tax authorities on tax positions taken in prior fiscal years.